Exhibit 99.2

FOR IMMEDIATE RELEASE	Contact:	Kevin Mortesen
DineEquity, Inc.
818-637-3629
kevin.mortesen@dineequity.com

DINEEQUITY NAMES VETERAN FRANCHISE AND RETAIL EXECUTIVE

DARREN REBELEZ IHOP PRESIDENT

Former 7-Eleven COO to Lead Iconic Brand

GLENDALE, CA (April 30, 2015)  DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced the appointment of Darren Rebelez as president, IHOP brand, effective May 4, 2015.  Mr. Rebelez, who most recently served as Chief Operating Officer of 7-Eleven, Inc., the world’s largest convenience store chain, takes over for DineEquity Chief Executive Officer Julia Stewart, who for the last three-years has led IHOP’s resurgence in the additional role as Interim brand president.

During Mr. Rebelez’s seven-plus years with 7-Eleven, the company enjoyed both earnings and store growth, with Darren leading a drive to improve operations and culture change.  He was involved in and led multiple functions for the company as part of his P&L responsibility for more than 8,300 stores and 5,000 franchisees.

“Throughout our search process, we’ve focused on finding a very specific person to fill the president’s role and continue the fantastic results and momentum we’ve built over the past few years,” said Ms. Stewart.  “What was most important, and what we’ve found in Darren, is someone with superior leadership qualities, extensive experience and a unique understanding of the franchisor/franchisee relationship.  I look forward to partnering with him as we continue to ensure the IHOP brand’s position as the number one choice for breakfast.”

Previously, Mr. Rebelez held executive level positions with ExxonMobil’s On the Run convenience store division, working directly with existing and new franchisees, while leading the establishment of enhanced franchisee communications.  He has also served in executive positions for Fresh Serve Bakeries (Dunkin’ Donuts’) for Thornton Oil Corporation, Daka International’s Fuddruckers brand and PepsiCo’s KFC brand.

“IHOP is a one-of-a-kind brand that has endured as a beloved dining option for more than five decades,” said Mr. Rebelez.  “I’m excited by the opportunity to work alongside Julia in leading a great team and franchise system, and a brand that has the both a tremendous history as well as a future that is built on fantastic recent results.”

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 19 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit www.dineequity.com.

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Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; third-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

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